Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

MAIA Biotechnology, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share	Other(2)	1,934,500(3)	$1.80(2)	$3,482,100	.0000927	$322.79
Equity	Common Stock, $0.0001 par value per share	Other(4)	3,993,023(5)	$2.73(4)	$10,900,953	.0000927	$1,010.52
Equity	Common Stock, $0.0001 par value per share	Other(6)	1,909,518(7)	$4.23(6)	$8,077,261	.0000927	$748.76
Total Offering Amount					$22,460,314		$2,082.07
Total Fees Previously Paid (8)							$324.45
Total Fee Offsets							$324.45
Net Fee Due							$1,757.62

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of common stock, $0.0001 par value per share (the “Common Stock”) of MAIA Biotechnology, Inc. (the “Registrant”), which become issuable under the Plans (as defined below) by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(2)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the 2018 Stock Option Plan (the “2018 Plan”).

(3)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $1.80, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2018 Plan.

(4)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”).
(5)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $2.73, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2020 Plan.

(6)	Represents shares of Common Stock reserved for issuance under the 2021 Equity Incentive Plan (the “2021 Plan,” and together with the 2018 Plan and the 2020 Plan, the “Plans”).
(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low sales prices of the Common Stock as reported on NYSE American on July 28, 2022, which was $4.23 per share.

(8)	Earlier paid on April 11, 2021 as set forth in Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims

Fee Offset Sources
Rule 457(p)
Fee Offset Claims	MAIA Biotechnology, Inc.	S-1	333-264225	April 11, 2022		$324.45	Equity	Common Stock, $0.0001 par value per share		$3,500,000
Fee Offset Sources	MAIA Biotechnology, Inc.	S-1	333-264225		April 11, 2022						$1,390.50